EXHIBIT 21

Subsidiaries of The Middleby Corporation(1)

State/Country of
Name of Subsidiary	Incorporation/Organization

1184111 Ontario Limited	Canada
AGA Rangemaster Group Ltd	United Kingdom
AGA Rangemaster Ltd	United Kingdom
AGA Rangemaster Properties Ltd	United Kingdom
AGA Rayburn Ltd	United Kingdom
Alkar Holdings, Inc.	Wisconsin
Alkar-RapidPak, Inc.	Wisconsin
American Permanent Ware Company, LLC	Delaware
Anetsberger, LLC	Delaware
ARG Corporate Services Ltd	United Kingdom
Armor Inox Holding France S.A.S.	France
Armor Inox Production S.a.r.l.	France
Armor Inox S.A.	France
Armor Inox Services S.A.S.	France
Armor Inox UK Ltd	United Kingdom
Armor Inox USA LLC	Delaware
Associated American Industries, LLC	Texas
A/S Wodschow & Co.	Denmark
Auto-Bake Acquisition Pty. Ltd	Australia
Auto-Bake Pty Ltd	Australia
Automatic Bar Controls, Inc.	Delaware
Bakers Pride Oven Company, LLC	Delaware
Baker Thermal Solutions LLC	Delaware
Beech Ovens LLC	Delaware
Beech Ovens Pty Ltd	Australia
BKI Worldwide, Inc.	Delaware
Blodgett Holdings, Inc.	Delaware
Brava Home, Inc.	Delaware
Britannia Kitchen Ventilation	United Kingdom
Burford Bakery Solutions Limited	United Kingdom
Burford Corp	Oklahoma
Carrier Commercial Refrigeration Inc.	Delaware
Carter-Hoffmann LLC	Delaware
Catering Equipment Industry srl	Italy
Cinoxplan, S.L.	Spain
Cloverleaf Properties, Inc.	Vermont
CM Brewing Technologies, LLC	California
Concordia Coffee Company, Inc.	Washington
Cooking Solutions Group, Inc.	Delaware

CookTek Induction Systems, LLC	Delaware
Cozzini do Brasil Ltda	Brazil
Cozzini Middleby de Mexico, S. de R.L.de C.V.	Mexico
Cozzini Middleby Europe, S.r.l.	Italy
Cozzini, LLC	Delaware
Cranmore Property Ltd	United Kingdom
Crown Food Service Equipment Ltd.	Canada
CVP Systems LLC	Illinois
Danfotech Holdings, LLC	Delaware
Danfotech Inc.	Missouri
Desmon S.p.A.	Italy
DMKS Holdings Inc.	Canada
Doyon Acquisition Company, LLC	Delaware
Doyon Equipment Inc.	Canada
Eswood Australia Pty Ltd	Australia
Evo, Inc.	Oregon
F.R. Drake Company	Delaware
Fab-Asia Inc.	Philippines
Field Service Solutions	Arkansas
Fired Earth Ltd	United Kingdom
Firex S.r.l.	Italy
Follett Europe Polska sp. z.o.o.	Poland
Follett International sp. z.o.o.	Poland
Follett LLC	Pennsylvania
G.S. Blodgett Corporation	Vermont
Giga Grandi Cucine S.r.l.	Italy
Globe Food Equipment Company	Ohio
Globe Food Equipment Holding Company	Delaware
Goldstein Eswood Commercial Cooking Pty Ltd	Australia
Goldstein Properties Pty Ltd	Australia
Grand Rise International Limited	Hong Kong
Grange Furniture Canada (1989) Ltd	Canada
Grange Furniture Inc.	Delaware
Heartland Appliances Inc.	Canada
Hinds-Bock Corporation	Washington
Holman Cooking Equipment Inc.	Delaware
Houno A/S	Denmark
Houno Holdings LLC	Delaware
Imperial Machine Company Ltd	United Kingdom
J. Goldstein & Co. Pty Ltd	Australia
Jade Range LLC	Delaware
J.M. Stritzl Holdings Inc.	Canada
Johs. Lassen Fjellebroen A/S	Denmark
Josper, S.A.	Spain
Keylog S.r.l.	Italy
L2F Inc.	Delaware

LA Cornue SAS	France
Levens Middleby Worldwide B.V.	Netherlands
Lincat Group PLC	United Kingdom
Lincat Limited.	United Kingdom
Lynx Grills Inc.	Delaware
Lynx Holdco Inc.	Delaware
MagiKitch'n Inc.	Pennsylvania
Maurer-Atmos Middleby GmbH	Germany
Middleby Advantage, LLC	Delaware
Middleby Asia Ltd	Hong Kong
Middleby Australia Pty Ltd	Australia
Middleby Canada Company	Canada
Middleby Celfrost Innovations Pvt Ltd	India
Middleby China Corporation	Peoples Republic of China
Middleby Cooking System Manufacturing (Shanghai) Corporation	Peoples Republic of China
Middleby Cozzini Brasil Equipamentos, Ltda	Brazil
Middleby Denmark Holdings ApS	Denmark
Middleby Espana SLU	Spain
Middleby Europe SL	Spain
Middleby Holding UK Ltd	United Kingdom
Middleby India Engineering Pvt Ltd	India
Middleby Induction China Corporation	Peoples Republic of China
Middleby Lux Holdings SCS	Luxembourg
Middleby Luxembourg S.a.r.l.	Luxembourg
Middleby Marshall Holding, LLC	Delaware
Middleby Marshall, Inc.	Delaware
Middleby Nationals Sales LLC	Delaware
Middleby Packaging Solutions, LLC	Delaware
Middleby Philippines Corporation	Philippines
Middleby Sweden Holdings SB	Sweden
Middleby UK Ltd	United Kingdom
Middleby UK Residential Holdings	United Kingdom
Middleby Worldwide Mexico SA de CV	Mexico
Middleby Worldwide Philippines	Philippines
Middleby Worldwide Services SA de CV	Mexico
Middleby Worldwide, Inc.	Florida
Middleby XME S.L.U.	Spain
M.K.D. Corporation Ltd.	Canada
MP Equipment LLC	Delaware
M-TEK Inc.	Illinois
New Star International Holdings, Inc.	Delaware
Nieco Corporation	California
Northland Corporation	Michigan
Packaging Progressions, Inc.	Pennsylvania
Pengyuan Technology (Shenzhen) Co, LTD.	Peoples Republic of China
Perfect Fry LLC	Delaware

Pitco Frialator, Inc.	New Hampshire
Powerhouse Dynamics, Inc.	Delaware
QualServ Solutions LLC	Delaware
Scanico A/S	Denmark
SD Asia Pacific Ltd	Hong Kong
SD Group Intressenter (SDGI)	Sweden
Standex de Mexico S.A. de C.V.	Mexico
Star International Holdings, Inc.	Delaware
Star Manufacturing International Inc.	Delaware
Stewart Systems Baking, LLC	Delaware
Sveba Dahlen Rus. Ltd.	Russia
Sveba-Dahlen Aktiebolag	Sweden
Sveba Dahlen Baltic OÜ	Estonia
Sveba-Dahlen España	Spain
Sveba-Dahlen Group AB	Sweden
Synesso, Inc.	Washington
Taylor Company S.r.l.	Italy
Taylor Food Service Equipment Trading (Shanghai) Co. Ltd	China
The Alluvian Spa, LLC	Mississippi
The Alluvian, LLC	Mississippi
The Piper Doyon Group, Inc.	Wisconsin
Thurne-Middleby Ltd	United Kingdom
TMC Lux Holdings Sarl	Luxembourg
TMC Lux Sarl	Luxembourg
TMC Scots Holdings LP	United Kingdom
TMC Scottish Private Ltd	United Kingdom
TurboChef Technologies Europe, Ltd	United Kingdom
TurboChef Technologies Inc.	Delaware
ULC Holding Company	Delaware
U-Line Corporation	Wisconsin
Ultrafryer Systems, LLC	Delaware
Ve.Ma.C. S.r.l.	Italy
Viking Cooking Schools, LLC	Mississippi
Viking Culinary Group, LLC	Mississippi
Viking Range Brasil Participacoes Ltda	Brazil
Viking Range Corporation do Brasil Importacao e Comercio Ltda	Brazil
Viking Range, LLC	Delaware
Waterford Stanley Ltd	Ireland
Wells Bloomfield LLC	Delaware
Wunder-Bar Europe S.r.o.	Czech Republic
Wunder-Bar Dispensing UK Ltd	United Kingdom
Wunder-Bar Holdings, Inc.	Delaware
Wunder-Bar International, Inc.	California

(1) Certain subsidiaries have been omitted as allowed.